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                                                                    Exhibit 10.1
                          MANAGEMENT SERVICES AGREEMENT
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THIS MANAGEMENT SERVICES AGREEMENT (this "Agreement") dated as of the 14th day of April, 2008, between ReEnergy Advisory Group LLC, having an address at 133 Darroch Road, Delmar, New York 12054 ("ReEnergy"), and World Waste Technologies, Inc., having an address at 13500 Evening Creek Drive North, Suite 440, San
Diego, California 92128 ("WDWT").

                              W I T N E S S E T H :

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. SCOPE OF SERVICES. WDWT and ReEnergy agree that ReEnergy will be responsible for implementing all of the activities relating to WDWT's biomass renewable energy business, which will include performing the services generally described on Exhibit A hereto. While the parties acknowledge that ReEnergy will continue its other activities during the term of this Agreement (subject to the provisions of Section 14 below), it is understood that ReEnergy's principals will commit at least an aggregate of approximately 250 hours per month to WDWT's business activities. ReEnergy will also provide such additional services for WDWT as are agreed to from time to time by the parties in writing.

2. REPORTING. ReEnergy will report to, and take direction from, the CEO and Board of Directors of WDWT. ReEnergy will update the CEO and Board of Directors of WDWT on a periodic basis regarding ReEnergy's activities hereunder, and at any time upon request of the Board. Within 30 days after the date of this Agreement, ReEnergy will work with existing WDWT resources to develop and present a formal business plan for review and approval by WDWT's Board of Directors.

3. FEES FOR SERVICES. So long as this Agreement is in effect, WDWT will pay ReEnergy a monthly retainer of $35,000 to be applied to the services of ReEnergy's principals (Larry Richardson, Tom Beck and Bill Ralston) under this Agreement for up to an aggregate of 250 hours each month. Payments for any partial month shall be appropriately pro rated. In the event said individuals provide more than an aggregate of 250 hours of services under this Agreement in any month, WDWT will pay ReEnergy for such excess hours at the rate of $150 per hour. In addition, WDWT will pay ReEnergy for any services provided by its senior advisors (Greg Leahey and Amy Welsh) under this Agreement at the rate of $130 per hour. Notwithstanding the foregoing, ReEnergy agrees that (i) no more than 40 hours per week will be charged to WDWT for any of ReEnergy's principals or senior advisors, and
      (ii) the total labor charges in any month for its principals and senior advisors will not exceed $60,000 (inclusive of the retainer payment) without WDWT's prior written approval.. WDWT will also reimburse ReEnergy for all reasonable out-of-pocket expenses incurred by ReEnergy in connection with the performance of its services (provided that any expense over $1,500, other than travel expenses, shall require WDWT's prior written approval). Upon request of WDWT, ReEnergy will provide appropriate supporting documentation for all reimbursable expenses.

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      On the date hereof, and on the first day of each month hereafter during the term of this Agreement, WDWT will pay ReEnergy the monthly retainer described above. ReEnergy will submit monthly invoices to WDWT for any fees due for the services of its principals in excess of 250 hours in any month and the services of its senior advisors, setting forth the number of hours worked per week per individual (subject to the 40-hour per person per week limitation), and the reimbursable expenses incurred in such month (provided that in no event will the amount due on any invoice attributable to such fees exceed $25,000 in any month without WDWT's prior written approval). WDWT will pay each such invoice within 20 days of receipt thereof. If ReEnergy does not receive payment of the monthly retainer within 20 days after the first day of the month for which such payment is due, or for any invoice for the other amounts described above within 20 days after WDWT's receipt thereof, the amount due will bear interest at the rate of 1.5% per month or the highest rate that may then be lawfully charged, whichever is less, from the date such payment was due.

4. INDEPENDENT CONTRACTOR. ReEnergy is an independent contractor of WDWT. ReEnergy shall not be deemed to be an agent of WDWT, and shall not have the authority to enter into any agreements on behalf of WDWT. ReEnergy's services under this Agreement are solely for the benefit of WDWT, and nothing contained in this Agreement shall be deemed to create any duty on the part of ReEnergy to any other party.

5. WORKS. (a) WORKS RETAINED AND LICENSED. ReEnergy represents that it has no inventions, processes, designs, algorithms, methods, techniques, discoveries, formulae, code or computer software which were made by it prior to its engagement with WDWT (collectively referred to as "Prior Works"), which belong to it and which relate to WDWT's current business, products or research and development. If in the course of its engagement with WDWT, ReEnergy incorporates into any WDWT product, process or machine a Prior Work owned by it or in which it has an interest, WDWT is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, revise, reverse decompile, use and sell such Prior Work as part of or in connection with such product, process or machine or for any other purpose of any kind or nature for which WDWT seeks to utilize such Prior Works.

(b) WORK MADE FOR HIRE. All original inventions, production processes, products, processes, designs, algorithms, methods, techniques, discoveries, formulae, code or computer software, whether or not patentable or registrable under copyright, trademark or similar laws), which are or have been conceived, prepared, created, composed, developed, or reduced to practice, in whole or in part by ReEnergy and/or by other contributors at any time in connection with any and all work commissioned, conceived, prepared, created, composed, or developed by or for ReEnergy or within the scope of its engagement with WDWT (all of the foregoing, collectively, "Works") (i) was intended at all times prior to its creation to constitute, (ii) since its creation has constituted and (iii) shall in the future constitute, a "work made for hire" for WDWT and WDWT shall forever be deemed the exclusive owner thereof, and has and shall have any and all right, title, and interest of any kind or nature in and to the Works (the "Rights").

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(c)   ASSIGNMENT, FURTHER EXECUTION AND ASSISTANCE. Notwithstanding the
      foregoing, if for any reason the Works (or any portion thereof heretofore or hereafter created) is not deemed a "work made for hire" or if under any applicable law the fact that the Works is a "work made for hire" is not effective to place ownership of the Works and all rights therein in WDWT, in consideration of its engagement by WDWT and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, ReEnergy hereby assigns and transfers to WDWT in perpetuity the Works and all Rights therein and in any other works now or hereafter created containing the Works, without reservation, condition or limitation, and no right of any kind, nature or description is reserved by ReEnergy. If WDWT shall desire to secure separate assignments of or for any of the foregoing, or if WDWT shall desire further documents that it deems reasonably necessary to protect any of the Rights in the Works in any and all countries, ReEnergy shall execute and shall cause any contributors engaged by ReEnergy to execute the same upon WDWT's request.

(d) REPRESENTATIONS, WARRANTIES AND COVENANTS. ReEnergy represents and warrants that the Works have been, is and will be wholly original with ReEnergy and not copied in whole or in part from, or based on, any other work except that submitted to ReEnergy by WDWT as a basis for the Works, if any, or material in the public domain. ReEnergy further represents and warrants that the Works have not, does not and will not infringe upon the copyright or otherwise violate any Rights of any person, firm or corporation. ReEnergy hereby represents, warrants, and covenants that it does not have, shall not have or be deemed to have any lien, charge or other encumbrance upon any of the Works or Rights conveyed to WDWT herein or proceeds derived therefrom, and that no act of or omission by WDWT, nor any other act, omission or event of any kind, shall terminate or otherwise adversely affect WDWT's ownership of the Works or Rights. ReEnergy shall indemnify and hold WDWT, and its successors, licensees and assigns harmless from and against all damages, losses, costs and expenses (including reasonable outside attorneys' fees and costs) which WDWT, or any of its successors, licensees or assigns may suffer or incur by reason of the breach of any of ReEnergy's representations or warranties hereunder.

6. RETURN OF WDWT PROPERTY. ReEnergy agrees that at the time its engagement by WDWT ends, it will deliver to WDWT (and will not keep in its possession, recreate or deliver to anyone else) any and all property of WDWT, and all Confidential Information (as defined in the NDA), received by ReEnergy pursuant to its engagement with WDWT or otherwise belonging to WDWT, its successors or assigns.

7. SOLICITATION OF EMPLOYEES. ReEnergy agrees that during the term of this Agreement and for a period of twelve (12) months immediately following the termination of ReEnergy's relationship with WDWT for any reason, it shall not either directly or indirectly solicit, induce, recruit or encourage any of WDWT's employees to leave their employment, either for their own employment or engagement or for any other person or entity.

8. REENERGY RESPONSIBLE FOR ITS AGENTS AND EMPLOYEES. ReEnergy shall select and shall have full and complete control of and responsibility for all agents, employees and subcontractors employed or used by ReEnergy and for the conduct of ReEnergy's independent business and none of said agents, employees or subcontractors shall be, or shall be deemed to be, the agent, employee or subcontractor of WDWT for any purpose whatsoever, and WDWT shall have no duty, liability or responsibility, of any kind, to or for the acts or omissions of ReEnergy or such agents, employees or subcontractors, or any of them.

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9.    REENERGY RESPONSIBLE FOR TAXES AND INDEMNIFICATION. Without limiting any of the foregoing, ReEnergy agrees to accept exclusive liability for the payment of taxes or contributions for unemployment insurance or old age pensions, annuities or social security payments, or other statutory employer obligations or contributions which are measured by the wages, salaries or other remuneration paid to ReEnergy or the employees of ReEnergy and to reimburse and indemnify WDWT for such taxes or contributions or penalties which WDWT may be compelled to pay. ReEnergy also agrees to comply with all valid administrative regulations respecting the assumption of liability for such taxes and contributions.

10.   ARBITRATION AND EQUITABLE RELIEF. (a) Arbitration. Except as provided in
      Section 10(b) below, it is agreed that any dispute or controversy arising out of or under or relating to this Agreement or any interpretation, construction, performance or breach thereof or otherwise arising out of or relating to this engagement or its termination shall be settled by arbitration to be held before a single arbitrator in accordance with the Arbitration Rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. Unless otherwise provided by statute, WDWT and ReEnergy shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its own counsel fees and expenses.

(b) Equitable Remedies. ReEnergy agrees that it would be impossible or inadequate to measure and calculate WDWT's damages from any breach of the covenants set forth in Sections 5, 6, or 7 herein. Accordingly, ReEnergy agrees that if it breaches any of such Sections, WDWT will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. ReEnergy further agrees that no bond or other security shall be required in obtaining such equitable relief and ReEnergy hereby consents to the issuance of such injunction and to the ordering of specific performance.

11. STANDARD OF CARE. ReEnergy will perform services under this Agreement with the degree of skill and diligence normally practiced by consultants performing the same or similar services in the renewable energy and waste management industries. Except as specifically set forth in this Agreement, no warranty or guarantee, express or implied, is made with respect to the services to be provided by ReEnergy under this Agreement. Without limiting the foregoing, WDWT acknowledges that ReEnergy does not control the cost of labor, materials, equipment or services provided by third parties, and any estimates of operating or capital costs prepared by ReEnergy represent its best judgment and are not a guarantee of costs.

12. REPERFORMANCE OF SERVICES; LIMITATION OF LIABILITY. If WDWT believes that the services provided by ReEnergy hereunder do not comply with the terms of this Agreement, WDWT will promptly notify ReEnergy in writing describing the manner in which ReEnergy's services are non-compliant. If the services do not meet the applicable standard of care, ReEnergy will promptly reperform the deficient services at no additional cost to WDWT.


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      If WDWT fails to provide ReEnergy with said notice and the opportunity to reperform said services, ReEnergy's total liability to WDWT will be limited to the costs ReEnergy would have incurred to reperform the services.

      The total aggregate liability of ReEnergy for any and all claims arising out of this Agreement, including attorneys' fees, and whether arising from breach of contract, negligence, indemnity claims, strict liability or otherwise, shall not exceed the fees paid to ReEnergy hereunder or $100,000, whichever is greater. Furthermore, in no event shall ReEnergy be liable to WDWT for any consequential, special, indirect or incidental loss or damages by reason of any breach hereunder or otherwise in connection with this Agreement.

13. CONFIDENTIAL INFORMATION. The parties agree that the Mutual Non-Disclosure Agreement dated as of January 1, 2008 (the "NDA") executed by the parties shall apply to the services to be performed by ReEnergy under this Agreement.

14. CONFLICTING EMPLOYMENT. ReEnergy agrees, on behalf of itself and its principals and advisors, that, during the term of its engagement with WDWT, neither it nor any of its principals or advisors will engage in any other employment, occupation, consulting or other business activity competitive with WDWT's current renewable energy business, nor will it or any of them engage in any other activities that conflict with it or their obligations under this Agreement.

15. INDEMNITY. ReEnergy agrees to indemnify and hold WDWT harmless from and against any liability, including reasonable attorneys' fees, incurred by WDWT to the extent caused by ReEnergy's, or any of its employee's or subcontractor's, negligence or willful misconduct in connection with the performance of services under this Agreement. WDWT agrees to indemnify and hold ReEnergy harmless from and against any liability, including reasonable attorneys' fees, incurred by ReEnergy in connection with the performance of services under this Agreement to the extent caused by WDWT's negligence or willful misconduct.

16. TERMINATION. This Agreement may be terminated by either party at any time upon 10 days written notice to the other party. This Agreement will terminate on May 31, 2008 unless prior to such date the parties agree to extend the term WDWT will pay ReEnergy for all services rendered up to the date of termination of this Agreement. In addition to the foregoing, if at any time either party defaults in its obligations hereunder, the non-defaulting party may, after giving 10 days written notice of its intent to do so, either suspend performance under this Agreement until said default is cured, or terminate this Agreement unless such default is cured within said 10 day period, and the taking of either of such actions shall not in any way impair the rights of the non-defaulting party with respect to such default.

17.   MISCELLANEOUS PROVISIONS.

      This Agreement is binding upon, and shall inure to the benefit of, WDWT and ReEnergy and their respective successors and assigns. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

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      Notices and all other communications provided for in this Agreement shall be in writing, shall be deemed to have been given when received, and shall be delivered personally, sent by certified mail, return receipt requested, or sent via a reputable overnight carrier that provides evidence of receipt, in each case addressed to WDWT, Attention: CEO, or to ReEnergy at the respective addresses first above set forth, or to such other address as either party may have furnished to the other in writing in accordance herewith.

      This Agreement supersedes all prior agreements and understandings between WDWT and ReEnergy (except for the NDA, which shall remain in effect in accordance with its terms), and may not be modified unless in writing signed by the party against whom the same is sought to be enforced.

      This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. In any action to enforce or interpret this Agreement, the prevailing party shall be entitled to recover, as part of its judgment, reasonable attorneys' fees and expenses. The parties agree that, notwithstanding any statute to the contrary, any action to enforce or interpret this Agreement shall be initiated within two years from the time the party knew or should have known of the fact giving rise to its action.

      In the event that any of the provisions of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, ReEnergy and WDWT shall negotiate an equitable adjustment to the provisions of this Agreement with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

      This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original instrument, and all of which taken together shall be deemed to constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ReEnergy Advisory Group LLC                     World Waste Technologies, Inc.


By: /s/ Larry Richardson                       By: /s/ John Pimentel
   ------------------------                        -----------------------
       Title: Principal                              Title:  Chairman


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